Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The York Water Company
York, Pennsylvania
     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 11, 2010, relating to the financial statements, the effectiveness of The York Water Company’s internal control over financial reporting, and schedule of The York Water Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC ParenteBeard LLC
York, Pennsylvania
May 6, 2010